Exhibit 99.2

HAYMAKER MINERALS & ROYALTIES, LLC

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 31, 2018	December 31, 2017

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$8,984,849	$4,535,578
Accounts receivable
Oil, natural gas and natural gas liquids	1,469,232	2,174,365
Other	166,767	199,262
Receivables from affiliates	89,441	123,755
Prepaid expenses	109,561	99,488
Short-term derivative asset	1,289,745	2,031,116
Total current assets	12,109,595	9,163,564

PROPERTY AND EQUIPMENT
Oil and natural gas properties, full cost method of accounting
Proved properties	142,968,188	137,909,769
Unevaluated properties	49,093,644	54,152,062
Total oil and natural gas properties, at cost	192,061,832	192,061,831
Accumulated depletion and impairment	(101,708,952)	(100,523,400)
Total oil and natural gas properties, net	90,352,880	91,538,431
Other property and equipment, net	255,205	272,298
Total property and equipment, net	90,608,085	91,810,729

NONCURRENT ASSETS
Deferred loan costs	147,192	205,600
Total noncurrent assets	147,192	205,600

TOTAL ASSETS	$102,864,872	$101,179,893

LIABILITIES AND MEMBERS’ CAPITAL
CURRENT LIABILITIES
Accounts payable	$281,747	$137,094
Current income taxes payable	102,194	102,194
Accrued interest	14,402	134,282
Accrued expenses	132,383	721,702
Total current liabilities	530,726	1,095,272

NONCURRENT LIABILITIES
Deferred revenue	140,478	129,672
Deferred income taxes	9,643	9,643
Long term debt	15,510,991	15,510,991
Total noncurrent liabilities	15,661,112	15,650,306
Total liabilities	16,191,838	16,745,578

COMMITMENTS AND CONTINGENCIES (NOTE 7)

MEMBERS’ CAPITAL	86,673,034	84,434,315

TOTAL LIABILITIES AND MEMBERS’ CAPITAL	$102,864,872	$101,179,893

The accompanying notes are an integral part of these condensed consolidated financial statements.

HAYMAKER MINERALS & ROYALTIES, LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended March 31,
	2018	2017

OPERATING REVENUES
Crude oil and condensate sales	$2,628,494	$2,051,361
Natural gas sales	691,155	797,454
Natural gas liquids sales and other	442,777	181,976
Income from lease bonus	1,235,568	472,518
Total revenues	4,997,994	3,503,309

COSTS AND EXPENSES
Production, ad valorem, and withholding taxes	310,767	220,187
Production expense	328,690	248,918
Depletion, depreciation and amortization	1,202,644	860,354
(Gain) loss on sale of assets	—	(12,804,551)
General and administrative	464,324	2,078,200
Total costs and expenses	2,306,425	(9,396,892)

INCOME ON OPERATIONS	2,691,569	12,900,201

OTHER INCOME (EXPENSE)
Gain (loss) on derivatives	(280,885)	1,043,111
Interest expense	(212,589)	(569,992)
Loss on debt extinguishment	—	(256,979)
Total other income (expense)	(493,474)	216,140

INCOME TAX EXPENSE	—	—

NET INCOME	$2,198,095	$13,116,341

The accompanying notes are an integral part of these condensed consolidated financial statements.

HAYMAKER MINERALS & ROYALTIES, LLC

CONDENSED CONSOLIDATED STATEMENTS OF MEMBERS’ CAPITAL (UNAUDITED)

BALANCE AT DECEMBER 31, 2017	$84,434,315
Net income	2,198,095
Contributions	40,624
Distributions	—
BALANCE AT MARCH 31, 2018	$86,673,034

The accompanying notes are an integral part of these condensed consolidated financial statements.

HAYMAKER MINERALS & ROYALTIES, LLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three months ended March 31,
	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,198,095	$13,116,341
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	1,202,644	860,354
(Gain) loss on sale of assets	—	(12,804,551)
Mark-to-market commodity derivative contracts
(Gain) loss on derivatives, net of settlements	280,885	(1,043,111)
Net cash received from settlements of commodity derivative contracts	492,981	673,834
Loss on debt extinguishment	—	256,979
Amortization of deferred loan costs	58,408	57,781
Changes in operating assets and liabilities:
Accounts receivable	705,133	(167,365)
Accounts payable and accrued expenses	(564,546)	1,175,731
Prepaid expenses and other current assets	(10,073)	25,802
Receivables/payables from affiliates	34,314	29,463
Deferred revenue	10,806	—
Net cash provided by operating activities	4,408,647	2,181,258

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of oil and natural gas properties	—	(130,000)
Divestitures of oil and natural gas properties	—	32,033,810
Net cash provided by investing activities	—	31,903,810

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of debt	—	(15,499,364)
Contributions	40,624	—
Net cash provided by (used in) financing activities	40,624	(15,499,364)

Net increase in cash and cash equivalents	$4,449,271	$18,585,704

Cash and cash equivalents, beginning of year	4,535,578	1,052,713
Cash and cash equivalents, end of year	$8,984,849	$19,638,417

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$274,061	$543,431
Cash paid for income taxes	$—	$—

The accompanying notes are an integral part of these condensed consolidated financial statements.

HAYMAKER MINERALS & ROYALTIES, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

For the Three Months Ended March 31, 2018 and 2017

1.              Organization and Basis of Presentation

Organization

Haymaker Minerals & Royalties, LLC a Delaware limited liability company (“the Company”), was formed in May 2013 by Haymaker Management Company, LLC and Kayne Anderson Energy Fund VI, LP (“Kayne’’) to own and continually acquire mineral and royalty interests in many of North America’s leading resource plays.  The Company’s headquarters are located in Houston, Texas.

The Company has a contractual right to receive a fixed percentage of the oil and gas production coming from any acreage in which we own a mineral or royalty interest. The Company does not own or invest in any working interests or net profit interests which allows for the receipt of royalty revenues without having to pay any of the associated operating or capital costs related to the resource development.

In April 2016, the Company entered into a master services agreement with Haymaker Services, LLC (the “Manager”) to provide portfolio management and administrative services to the Company.

Basis of Presentation

The unaudited interim consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. The year-end balance sheet data was derived from audited financial statements but does not include disclosures required by GAAP for annual periods. The information furnished herein reflects all normal recurring adjustments that are, in the opinion of management, necessary for a fair statement of financial position and results of operations for the respective interim periods.

Our financial results for the three months ended March 31, 2018 are unaudited and are not necessarily indicative of the results that may be expected for the year ending December 31, 2018. These unaudited financial statements should be read in conjunction with our audited annual financial statements as of and for the year ended December 31, 2017 and notes thereto.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Haymaker Holding Company, LLC (“Haymaker Holding”), Haymaker Greenfield, LLC, (“Greenfield”), and the Company. Haymaker Holding and Greenfield are both wholly owned subsidiaries of the Company. Intercompany transactions and balances have been eliminated in the consolidation.

2.              Summary of Significant Accounting Policies

Significant accounting policies are described in Note 2 in the Company’s audited annual financial statements as of and for the year ended December 31, 2017. There have been no changes in such policies or the application of such policies since December 31, 2017, other than the recently adopted accounting pronouncement described below.

Recently Adopted Accounting Pronouncement

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, which supersedes nearly all existing revenue recognition guidance under U.S. GAAP. The guidance requires entities to recognize revenue using the following five step model: identify the contract with a customer, identify the performance obligations in the contract, determine the transaction price, allocate the transaction price to the performance obligations in the contract, and recognized revenue as the entity satisfies each performance obligation. Adoption of this standard could result in retrospective application, either in the form of recasting all prior periods presented or a cumulative adjustment to equity in the period of adoption. The guidance is effective for annual and interim periods beginning after December 15, 2017.

HAYMAKER MINERALS & ROYALTIES, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

For the Three Months Ended March 31, 2018 and 2017

On January 1, 2018 the Company adopted ASU 2014-09 using the modified retrospective method. The Company completed its review of a representative sample of revenue contracts covering its material revenue streams and determined that there is no impact to its consolidated financial statements, results of operations or liquidity. When comparing the Company’s historical revenue recognition to the newly applied revenue recognition under ASC 606, there was no change to the amount or timing of revenue recognized. Therefore, no quantitative adjustment was required to be made to the prior periods presented in the unaudited consolidated financial statements after the adoption of ASC 606.

Accounting Policy — Revenue from Contracts with Customers

Royalty income represents the right to receive revenues from oil, natural gas and natural gas liquids sales obtained from the operator of the wells in which the Partnership owns a royalty interest. The Partnership’s oil, natural gas and natural gas liquids sales contracts are generally structured whereby the producer of the properties sells the Partnership’s proportionate share of oil, natural gas and natural gas liquids production to a purchaser and the Partnership records revenue based on its proportionate interest when control transfers from the operator to the purchaser.  The Partnership’s royalty income pricing provisions are tied to a market index.

Revenues from mineral and royalty interests in properties are recorded under the cash receipts approach as directly received from the operator’s statement accompanying the revenue check. Since revenue checks are generally received one to four months after the production month, the Partnership accrues for revenue earned but not received by estimated production volumes and product prices.  The difference between the Partnership’s estimates and the actual amounts received for oil and natural gas sales is recorded in the month that payment is received from the operator. The Partnership’s royalty interests represent the right to receive royalty income from the producer once production and delivery has occurred, at which point payment is unconditional. Accordingly, the Partnership’s royalty income contracts do not give rise to contract assets or liabilities and there are no remaining performance obligations.

The Partnership also earns revenue from mineral lease bonuses. The Partnership generates lease bonus revenue by leasing its mineral interests to exploration and production companies. A lease agreement represents the Partnership’s contract with a customer and generally transfers the rights to any oil or natural gas discovered, grants the Partnership a right to a specified royalty interest, and requires that drilling and completion operations commence within a specified time period. Control is transferred to the lessee and the Partnership has satisfied its performance obligation when the lease agreement is executed, such that revenue is recognized when the lease bonus payment is received. At the time the Partnership executes the lease agreement, the Partnership expects to receive the lease bonus payment within a reasonable time, though in no case more than one year, such that the Partnership has not adjusted the expected amount of consideration for the effects of any significant financing component per the practical expedient provision in ASC 606.

3.              Acquisitions & Divestitures

Acquisitions

In January 2017, the Company completed an acquisition of minerals and royalty interests in in Texas from an unaffiliated individual for consideration of $0.1 million. This acquisition was deemed to be an asset acquisition.

HAYMAKER MINERALS & ROYALTIES, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

For the Three Months Ended March 31, 2018 and 2017

Divestitures

In February 2017, the Company disposed of certain assets in the Delaware basin for approximately $20.1 million, subject to customary post-closing adjustments. The divestiture resulted in a gain of $12.5 million. Total oil and natural gas properties decreased by $7.6 million, of which $4.3 million was related to proved properties and $3.3 million was related to unevaluated properties. The Company utilized the proceeds from the disposal of the assets in the Delaware basin to completely pay off its balance under the Second Lien. See Note 5—Debt for details of the Company’s extinguishment of the Second Lien.

In March 2017, the Company disposed of certain assets in the Midland basin for approximately $12.0 million, subject to customary post-closing adjustments. The divestiture resulted in a gain of approximately $0.4 million. Total oil and natural gas properties decreased by $11.6 million, of which $1.0 million was related to proved properties and $10.6 million was related to unevaluated properties.

4.              Derivative Contracts

The Company enters into crude oil and natural gas swap contracts as part of its strategy to economically hedge against changes in crude oil and natural gas prices and to achieve more predictable cash flows in an environment of volatile oil and gas prices. While the use of these commodity derivative instruments limits the downside risk of adverse price movements, such use may also limit the Company’s ability to benefit from favorable price movements. The Company may, from time to time, add incremental derivatives to hedge additional production, restructure existing derivative contracts or enter into new transactions to modify the terms of current contracts in order to realize the current value of the Company’s existing positions.

The fair value of open swaps reported in the condensed consolidated balance sheets may differ from that which would be realized in the event the Company terminated its position in the contract. Risks may arise as a result of the failure of the counterparty to the swap contract to comply with the terms of the swap contract. The loss incurred by the failure of a counterparty is generally limited to the aggregate of the unrealized gain/loss on the swap contracts in an unrealized gain position. Therefore, the Company considers the creditworthiness of each counterparty to a swap contract in evaluating potential credit risk. A derivative counterparty of the Company is also a lender or an affiliate of a lender participating in the Company’s credit facility agreement. Additionally, risks may arise from unanticipated movements in the fair value of the underlying commodities.

Volume of Derivative Activities

At March 31, 2018, the volume of the Company’s derivative activities based on their notional amounts is as follows:

Period	Type of Contract	Volume	Weighted Average Strike Price ($)
April — December 2018	Crude Swaps	51,225 (BBls)	$79.55
	Gas Swaps	365,030 (MMBtu)	4.13

HAYMAKER MINERALS & ROYALTIES, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

For the Three Months Ended March 31, 2018 and 2017

Assets and Liabilities Measured at Fair Value on a Recurring Basis

The following tables summarize the location and amounts of the Company’s assets and liabilities measured at fair value on a recurring basis as presented in the condensed consolidated balance sheets as of March 31, 2018 and December 31, 2017, respectively. Balances are presented on a gross basis, prior to the application of the impact of counterparty netting. Total derivative assets and liabilities are adjusted on an aggregate basis to take into consideration the effects of master netting arrangements. All items included in the tables below are Level 2 inputs within the fair value hierarchy:

As of March 31, 2018

	Measurement Inputs	Gross Fair Value	Effect of Counterparty Netting	Net Carrying Value on Balance Sheet
Derivative assets
Derivative assets (current)	Level 2	$1,289,745	$—	$1,289,745
Derivative assets (noncurrent)	Level 2	—	—	—
Derivative liabilities
Derivative liabilities (current)	Level 2	—	—	—
Derivative liabilities (noncurrent)	Level 2	—	—	—
Total		$1,289,745	$—	$1,289,745

As of December 31, 2017

	Measurement Inputs	Gross Fair Value	Effect of Counterparty Netting	Net Carrying Value on Balance Sheet
Derivative assets
Derivative assets (current)	Level 2	$2,031,116	$—	$2,031,116
Derivative assets (noncurrent)	Level 2	—	—	—
Derivative liabilities
Derivative liabilities (current)	Level 2	—	—	—
Derivative liabilities (noncurrent)	Level 2	—	—	—
Total		$2,031,116	$—	$2,031,116

The fair value of the Company’s derivative assets and liabilities is based on a third-party industry-standard pricing model that uses market data obtained from third-party sources, including quoted forward prices for oil and gas, discount rates and volatility factors. The fair value is also compared to the values provided by the counterparty for reasonableness and is adjusted for the counterparties’ credit quality for derivative assets and the Company’s credit quality for derivative liabilities. To date, adjustments for credit quality have not had a material impact on the fair value.

The derivative asset and liability fair values reported in the condensed consolidated balance sheets are as of a particular point in time and subsequently change as these estimates are revised to reflect actual results, changes in market conditions and other factors. The Company typically has numerous hedge positions that span several time periods and often result in both derivative assets and liabilities with the same counterparty, which positions are all offset to a single current and as single noncurrent derivative asset or liability in the condensed consolidated balance sheets. The Company nets the fair values of its derivative assets and liabilities associated with derivative instruments executed with the same counterparty pursuant to ISDA master agreements, which provide for net settlement over the term of the contract and in the event of default or termination of the contract.

HAYMAKER MINERALS & ROYALTIES, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

For the Three Months Ended March 31, 2018 and 2017

Assets and Liabilities Measured at Fair Value on a Nonrecurring Basis

The Company applies the provisions of the fair value measurement standard on a nonrecurring basis to its nonfinancial assets and liabilities. These assets and liabilities are not measured at fair value on a recurring basis, but are subject to fair value adjustments when facts and circumstances arise that indicate a need for measurement.

Fair Value of Other Financial Instruments

The Company’s other financial instruments consist of cash, receivables and payables which are classified as Level 1 under the fair value hierarchy and long-term debt, which is classified as Level 2 under the fair value hierarchy. The carrying amounts of cash, receivables, and payables approximate fair value due to the highly liquid or short-term nature of these instruments. The fair value of the long-term debt approximates its carrying value as the interest rates are variable and reflective of market rates.

5.              Debt

At March 31, 2018, the borrowing base and principal balance outstanding under the First Lien were $22.0 million and $15.5 million, respectively. At December 31, 2017, the borrowing base and principal balance outstanding under the First Lien were $22.0 million and $15.5 million, respectively.

Concurrent with the First Lien, the Company entered into a Second Lien Term Loan Credit Agreement with Wells Fargo Energy Capital, Inc. as the administrative agent (the “Second Lien”). The Second Lien provides for a maximum borrowing of $20.0 million. In February 2017, the Company paid in full the outstanding balance under the Second Lien and terminated such loan. The Company recorded a $0.3 million loss on debt extinguishment related to the repayment and termination of the Second Lien.

The interest rates elected for the First Lien at March 31, 2018 and December 31, 2017 were 3.88% and 3.57%, respectively, based on LIBOR plus the applicable margin. Accrued interest is payable at the end of each interest period and reported in the Company’s condensed consolidated balance sheets as a current payable. In addition to interest, the Company also pays a quarterly commitment fee of 0.50% per annum on the unused portion of the commitments.

All borrowings are collateralized by substantially all of the assets of the Company, and are subject to certain nonfinancial and financial covenants. At March 31, 2018 and at December 31, 2017, the most restrictive financial covenants require the Company to maintain a current ratio greater than 1.0:1.0 and a ratio of total debt to EBITDAX less than 4.0:1.0. At March 31, 2018 and December 31, 2017, the Company was in compliance with all covenants.

HAYMAKER MINERALS & ROYALTIES, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

For the Three Months Ended March 31, 2018 and 2017

6.              Members’ Capital

In accordance with the terms of the Company’s Limited Liability Company Agreement, the net profits and losses of the Company, and all other items of income, gain, loss, deduction, and credit of the Company, shall be allocated to each of the members for capital account and federal income tax purposes. Moreover, the Company may make distributions of available cash or other properties from time to time, as determined by the Company in its sole discretion. Pursuant to the Company’s LLC agreement (and as is customary for limited liability companies), the liabilities of the members is limited to their contributed capital.

During the three months ended March 31, 2018, members’ capital contributions totaled $40 thousand. During the three months ended March 31, 2018, there were no distributions.

At March 31, 2018 and December 31, 2017, unfunded capital commitments totaled $42.8 million, respectively.

7.              Commitments and Contingencies

The Company could be subject to various possible loss contingencies which arise primarily from interpretation of federal and state laws and regulations affecting the natural gas and crude oil industry. Such contingencies include differing interpretations as to the prices at which natural gas and crude oil sales may be made, the prices at which royalty owners may be paid for production from their leases, environmental issues and other matters. Management believes it has complied with the various laws and regulations, administrative rulings and interpretations.

Litigation

The Company is involved in disputes or legal actions arising in the ordinary course of business. Management does not believe the outcome of such disputes or legal actions will have a material adverse effect on the Company’s condensed consolidated financial statements, and no amounts have been accrued at March 31, 2018 or December 31, 2017, respectively.

8.              Subsequent Events

In March 2018, the Company elected to remove all remaining PUD locations.  There were no impairment expenses as a result of this PUD removal.

In April 2018, the Company distributed $8.0 million to Kayne.

On May 29, 2018, the Company and certain affiliates entered into a definitive agreement with Kimbell Royalty Partners, LP (“Kimbell) to divest substantially all of the Company’s oil and gas mineral and royalty interests and other related assets for $84 million in cash and 4 million common units representing limited partner interests in Kimbell.  The effective date of the transaction is April 1, 2018.  The transaction closed on July 12, 2018

Pursuant to terms of the agreement, the Company terminated all outstanding hedge positions in June 2018 and paid in full the outstanding balance under the First Lien Loan at close.

On July 13, 2018, the Company distributed $56.8 million to Kayne and $0.2 million to Haymaker Management.

The Company has evaluated subsequent events through July 27, 2018, the date of issuance, and has concluded that no other events need to be reported in relation to this period.